UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2024

NUTEX HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41346	11-3363609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6030 S. Rice Ave, Suite C, Houston, Texas 77081

(Address of principal executive offices) (zip code)

(713) 660-0557

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NUTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in fiscal year.

As previously disclosed on Form 8-K filed by Nutex Health Inc. (the “Company”) with the Securities and Exchange Commission on July 5, 2023, the Company held its annual meeting of stockholders on June 29, 2023. At such meeting, the Company’s stockholders approved a reverse stock split at a ratio within a range of 1-2 and 1-15 and   granted the Company’s Board of Directors the discretion to determine the timing and ratio of the split within such range. This approval is valid through June 29, 2024.

On April 1, 2024, the Company’s Board of Directors determined to effect the reverse stock split of the common stock at a 1-for-15 ratio (the “Reverse Stock Split”) and approved the filing of a Certificate of Amendment (the “Certificate of Amendment”) to the Second Amended and Restated Certificate of Incorporation of the Company to effect the Reverse Stock Split.

On April 9, 2024, the Company filed the Certificate of Amendment with the Delaware Secretary of State to effect the Reverse Split, effective at 11:59 p.m. Eastern Time on April 9, 2024 (the “Effective Time”). At the Effective Time, every 15 shares of issued and outstanding common stock will be automatically combined into one issued share of common stock, with no change in par value. No fractional shares will be issued as a result of the Amendment. All stockholders who would be entitled to receive fractional shares as a result of the Reverse Split will receive one whole share for their fractional share interest. Proportionate adjustments for the Reverse Split will be made to the exercise prices and number of shares issuable under the Company’s equity incentive plans, and the number of shares underlying outstanding equity awards, as applicable. The Reverse Split will not modify any voting rights or other terms of the common stock, and the number of authorized shares of the Company will remain at 950,000,000.

The Company’s common stock began trading on the Nasdaq Stock Market on a post-Reverse Split basis under the Company’s existing trading symbol “NUTX” when the market opened on April 10, 2024. The new CUSIP number for the Company’s common stock post-Reverse Split is 67079U207.

The Company’s transfer agent, Transfer Online, is acting as the exchange agent for the Reverse Split. Registered stockholders holding pre-Reverse Split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-Reverse Split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Split, subject to such broker’s particular processes, and will not be required to take any action in connect with the Reverse Split.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Nutex Health Inc.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 11, 2024
Nutex Health Inc.

By: /s/ Jon C. Bates
Jon C. Bates
Chief Financial Officer